Exhibit 99.1

FOR IMMEDIATE RELEASE
                                                                                                        December 9, 2013

Almost Family, Inc. Completes Acquisition of SunCrest HealthCare
Major acquisition is largest in Company history

Also appoints Daniel Schwartz SVP and Chief Operating Officer

Louisville, KY, December 9, 2013 – Almost Family, Inc. (Nasdaq: AFAM), a leading provider of home health nursing services, today announced that it has completed the previously announced acquisition of the stock of SunCrest HealthCare.  SunCrest, a provider of skilled home health and personal care services generated over $150 million in revenue in 2012 and currently operates over 75 branch locations in nine states.  With this acquisition, Almost Family will operate over 240 branches across 14 states and its annual net revenue run rate is expected to approach the $500 million mark.

Company Comments
William B. Yarmuth, Chairman and CEO of Almost Family, Inc., noted, “We are extremely pleased to welcome all the employees, the patients, and referral sources of SunCrest to the Almost Family team.  At the same time I’m very happy to announce the promotion of Daniel Schwartz as our Senior Vice President and Chief Operating Officer to lead the operations of the combined companies. Since joining the company, Daniel has shown leadership and vision and will play a significant role in the company’s future development.”

The Company noted Schwartz, who joined the management team earlier this year had been serving as Senior Vice President of Operations.

The total purchase price for the stock was $75.5 million, subject to a working capital adjustment.  The transaction was funded primarily from Almost Family’s existing cash and borrowings from its senior secured revolving credit facility.

About Almost Family, Inc.
Almost Family, Inc., founded in 1976, is a leading regional provider of home health nursing services, with branch locations (following the closing of the SunCrest transaction) in Florida, Ohio, Tennessee, Kentucky, Connecticut, New Jersey, Massachusetts, Georgia, Pennsylvania, Indiana, Missouri, Illinois, Mississippi and Alabama (in order of revenue significance).  Almost Family, Inc. and its subsidiaries operate a Medicare-certified segment and a personal care segment.  Altogether, with this transaction, Almost Family will operate over 240 branch locations in fourteen U.S. states.

Forward Looking Statements
All statements, other than statements of historical facts, included in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," estimate," "project," anticipate," "continue," or similar terms, variations of those terms or the negative of those terms. These forward-looking statements are based on the Company's current plans, expectations and projections about future events.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties which could cause actual results to differ materially include: regulatory approvals or third party consents may not be obtained; the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicare reimbursement for home health services and to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; changes in our relationships with referral sources; the ability of the Company to integrate acquired operations, including obtaining synergies, integration objectives and anticipated timelines; government regulation; health care reform; pricing pressures from Medicare, Medicaid and other third-party payers; changes in laws and interpretations of laws relating to the healthcare industry; and the Company’s self-insurance risks.  For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's various filings with the Securities and Exchange Commission, including its filing on Form 10-K for the year ended December 31, 2012, in particular information under the headings "Special Caution Regarding Forward-Looking Statements" and “Risk Factors.”  The Company undertakes no obligation to update or revise its forward-looking statements.